Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying quarterly report on Form 10-Q for the period ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 8, 2008
/s/ Fred B. Parks
Fred B. Parks
Chairman and Chief Executive Officer

/s/ Elissa J. Lindsoe
Elissa J. Lindsoe
Chief Financial Officer

/s/ Fred B. Parks
Fred B. Parks
Chairman and Chief Executive Officer

/s/ Elissa J. Lindsoe
Elissa J. Lindsoe
Chief Financial Officer